sclabs™
know your medicine

Certificate of Analysis

Sample Name:	Blue Cookies Kief #1
Tested for:	Battle Mountain Genetics
Sample ID:	170810T037
Date Submitted:	08/11/2017
Sample Type:	Concentrate

Total Sample Weight: 1 Gram

Cannabinoid Test Results

Cannabinoid analysis utilizing High Performance Liquid Chromatography (HPLC, QSP 5-4-4-4)

Cannabinoid Summary

Total THC	Δ9THC+THCa	33.77 %
Total Potential Δ9THC	301.41 mg/g	30.14 %
Total CBD	CBD+CBDa	0.17 %
Total Potential CBD	1.49 mg/g	0.15 %

Full Canabinoid Profile

THC	4.22 %
THCa	29.55 %
CBD	ND
CBDa	0.17 %
CBN	0.07 %
CBDV	ND
CBDVa	ND
CBG	0.20 %
CBGa	1.13 %
THCV	ND
Δ8 - THC	ND
CBC	0.06 %
Total Active Cannabinoids:	35.40 %

Pesticide Test Results

Pesticide, Fungicide and plant growth regulator analysis utilizing HPLC-Mass Spectrometry

		Reporting Limit
Acequinocyl	Not Detected	1
Abamectin	Not Detected	0.25
Bifenezate	Not Detected	0.1
Daminozide	Not Detected	0.5
Fenoxycarb	Not Detected	0.1
Imidacloprid	Not Detected	0.2
Myclobutanil	Not Detected	0.1
Paclobutrazol	Not Detected	0.2
Pyrethrins	Not Detected	0.5
Spinosad	Not Detected	0.1
Spiromesifen	Not Detected	0.1
Spirotetramat	Not Detected	0.1

Microbiological Test Results

3M Petrifilm and plate counts for microbiological contamination

Total Yeast and Mold	N/A	E. coli	N/A
Pseudomonas	N/A	Coliforms	N/A
Total Aerobic Plate Count	N/A	Salmonella	N/A

Terpene Test Results

Terpene analysis utilizing Gas Chromatography - Flame Ionization Detection (GC - FID)

	mg/g / %		mg/g / %
α Bisabolol	N/A	α Terpinene	N/A
α Pinene	N/A	Linalool	N/A
3 Carene	N/A	Limonene	N/A
Borneol	N/A	Myrcene	N/A
β Caryophyllene	N/A	Fenchol	N/A
Geraniol	N/A	α Phellandrene	N/A
α Humulene	N/A	Caryophyllene Oxide	N/A
Terpinolene	N/A	Terpineol	N/A
Valencene	N/A	β Pinene	N/A
Menthol	N/A	R-(+)-Pulegone	N/A
Nerolidol	N/A	Geranyl Acetate	N/A
Camphene	N/A	Citronellol	N/A
Eucalyptol	N/A	p-Cymene	N/A
α Cedrene	N/A	Ocimene	N/A
Camphor	N/A	Guaiol	N/A
(-)-Isopulegol	N/A	Phytol	N/A
Sabinene	N/A	Isoborneol	N/A

Total Terpene Concentration: N/A

Residual Solvent Test Results

Residual Solvent analysis utilizing Gas Chromatography - Flame Ionization Detection (GC - FID)

Propane	N/A	Ethanol	N/A
Methanol	N/A	Isopropanol	N/A
Isobutane	N/A	Mercaptan	N/A
2,2-Dimethylbutane	N/A	2-Methylpentane	N/A
3-Methylpentane	N/A	Cyclohexane + Benzene	N/A
Isopentane	N/A	Neopentane	N/A
n Butane	N/A	n Heptane	N/A
n Hexane	N/A	n Pentane	N/A

Sample Certification

Scan to verify at sclabs.com

Josh Wurzer, President